Exhibit 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Allied Security Holdings LLC (the ‘‘Company’’) for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), William C. Whitmore, Jr., as Chief Executive Officer of the Company, and William A. Torzolini, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William C. Whitmore, Jr.
Name: William C. Whitmore, Jr.
Title: Chairman, President and Chief Executive Officer
Date: March 17, 2008

/s/ William A. Torzolini
Name: William A. Torzolini
Title: Senior Vice President and Chief Financial Officer
Date: March 17, 2008